UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549

                                FORM 8-K

                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of Earliest Event Reported):  August 11, 2003



  Commission     Registrant; State of Incorporation;      IRS Employer
  File Number    Address; and Telephone Number            Identification Number
  -----------    -----------------------------------      ---------------------

   1-13739       UNISOURCE ENERGY CORPORATION              86-0786732
                 (An Arizona Corporation)
                 One South Church, Suite 100
                 Tucson, AZ  85701
                 (520) 571-4000



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Item 2. Acquisition or Disposition of Assets
--------------------------------------------

     On August 11, 2003, UniSource Energy Corporation (UniSource Energy) completed the purchase of the Arizona gas and electric system assets from Citizens Communications Company (Citizens) for a total of $224 million, comprised of the base purchase price plus other operating capital adjustments. The purchase price was determined through arms-length negotiations between UniSource Energy and Citizens. Additional post-closing adjustments may be made to the purchase price during a 90-day period following the closing date.

     UniSource Energy formed two new operating companies called UNS Electric, Inc. (UNS Electric) and UNS Gas, Inc. (UNS Gas) to acquire these assets, as well as an intermediate holding company called UniSource Energy Services, Inc., to hold the common stock of UNS Electric and UNS Gas.

     The gas transmission and distribution system acquired by UNS Gas from Citizens consists of approximately 168 miles of steel transmission mains, 2,459 miles of steel and plastic distribution mains, and 127,015 customer service lines. The acquisition adds approximately 126,000 retail gas customers in Mohave, Yavapai, Coconino, Navajo, and Santa Cruz counties to UniSource Energy's customer base.

     The electric transmission and distribution system acquired by UNS Electric from Citizens consists of approximately 56 circuit-miles of 115 kilovolts (kV) transmission lines, 229 circuit-miles of 69 kV transmission lines, and 3,116 circuit-miles of underground and overhead distribution lines. UNS Electric also acquired 38 substations having a total installed capacity of 1,077,300 kilovoltamperes and the Valencia Power Plant in Nogales, Arizona, which consists of three diesel-fueled combustion turbine units and provides 48 MW of peaking resources. The acquisition adds approximately 77,500 retail electric customers in Mohave and Santa Cruz counties to UniSource Energy's customer base.

     The investment was funded by $160 million aggregate principal amount of senior unsecured notes issued by UNS Electric and UNS Gas to John Hancock Life Insurance Company, Teachers Insurance and Annuity Association of America, Allstate Life Insurance Company, and CIT Communications Finance Corporation, and certain other affiliates of these institutional purchasers, in a private placement, $35 million from short-term bridge financing debt issued by UniSource Energy to Union Bank of California, N.A., and approximately $49 million in cash from UniSource Energy.


Item 7. Financial Statements and Exhibits
-----------------------------------------

(a) Financial statements of business acquired: To be filed, if required, by UniSource Energy by amendment within the time permitted by this item.

(b) Pro forma financial information: To be filed by UniSource Energy by amendment within the time permitted by this item.

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                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             UNISOURCE ENERGY CORPORATION
                                           --------------------------------
                                                      (Registrant)


Date:  August 26, 2003                          /s/  Kevin P. Larson
                                           --------------------------------
                                                     Kevin P. Larson
                                               Vice President and Principal
                                                     Financial Officer


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